Exhibit 10.36

Execution Copy

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of July 6, 2012 by and between Superconductor Technologies Inc., a Delaware corporation (“STI”), and Resonant LLC, a California limited liability company (the “Company”).  The transactions contemplated herein are made with reference to the facts and circumstances below.  For ease of reference, capitalized terms used herein without definition have the same meanings as ascribed to them in the Operating Agreement of Resonant LLC dated effective as of May 29, 2012 (the “Operating Agreement”).

RECITALS

A.                                    The Company was organized on May 29, 2012 by duly filing its Articles of Organization (Form LLC-1) with the Secretary of State of the State of California and is governed by the Operating Agreement.

B.                                    STI is (i) the owner of those certain patents and applications, as described on Exhibit A,  together with any related trade secrets, trademarks (including, without limitation, the common law rights to the RcR trademark), copyrights, mask work, design rights, registrations and renewals, recordations, related proprietary information and know-how (collectively, the “Intellectual Property”); (ii) the licensor of certain commercial software programs, as described on Exhibit A (collectively, the “Software”); a party by way of quitclaim to certain proprietary agreements, including, without limitation, the Skyworks Agreement and various nondisclosure agreements, as described on Exhibit A (collectively, the “Proprietary Contracts”), and (iii) the owner of certain equipment related to the Intellectual Property and the Software, as described on Exhibit A (collectively, the “Equipment”).  The Intellectual Property, the Software, the Proprietary Contracts and the Equipment are hereinafter collectively referred to as the “Property.”

C.                                    Except as specifically set forth in this Agreement, STI has agreed to contribute its entire interest in the Property in a transaction coming within the purview of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) and the corresponding provisions of applicable state income tax laws, and the Company desires to accept from STI, such contribution in exchange for a thirty percent (30%) interest on a fully-diluted basis in the capital and profits of the Company (the “LLC Interest”).

D.                                    Accordingly, the parties hereto have entered into this Agreement to memorialize the terms and conditions of STI’s contribution of the Property and such other matters as the parties hereto deem appropriate.

AGREEMENT

NOW THEREFORE, the parties hereby agree as follows:

1.                                      Contribution.

(a)         Subject to the terms and conditions of this Agreement, STI hereby assigns, transfers and contributes (the “Contribution”) to the capital of the Company, as of the date hereof, all of its right, title and interest in and to the Property, and the Company hereby accepts said Contribution, and to STI’s actual knowledge such Property is free and clear of any claims, liens, pledges, options, charges, encumbrances, security interests, licenses, transfer restrictions or other rights of third parties, whether voluntarily incurred or arising by operation of law, except for STI’s rights to re-acquire the Property pursuant to the Operating Agreement.

(b)         It is the intent of the parties to this Agreement that the Contribution not result in the recognition of taxable income under Code Section 721.  Further, the parties acknowledge and agree that no party will take a position inconsistent with such treatment on any tax return filed by such party.

(c)          The parties hereto hereby acknowledge and agree that the aggregate fair market value of the Property as of the date hereof is Two Million Four Hundred Thousand Dollars and 00/100 ($2,400,000.00).

2.                                      Company Capital Contribution.  The parties hereto hereby acknowledge and agree that the transfer of the Property to the Company by STI as contemplated in Section 1 above is in complete satisfaction of, STI’s initial capital contribution obligation described in Section 3.1(c) of the Operating Agreement.

3.                                      Transfer Documents.  Concurrently with and from time to time after the execution of this Agreement, the parties hereto shall execute and deliver such documents as in the reasonable opinion of the Company, its legal counsel and STI,  as may be necessary from time to time to effectuate the consummation of the transactions contemplated by this Agreement.

4.                                      Costs and Expenses.  The Company shall pay all of the costs and expenses incurred in connection with the transfer of the Property contemplated herein.

5.                                      Transfer “As-Is”.  Except for the express covenants, representations and warranties of the parties contained in this Agreement, the Company is acquiring the Property “AS-IS” without any warranty of STI, express or implied, as to the nature or condition of or title to the Property or its fitness for the Company’s intended use of same.  Nothing set forth in this Agreement shall require or be deemed to require the Company to assume any obligation or liability of the transferors to any third party.  Notwithstanding the foregoing, STI shall not be obligated to transfer all or any portion of the Property if such transfer(s) would cause STI to breach any agreement(s) with any third party.

6.                                      Consent.  By execution of this Agreement, STI hereby acknowledges, agrees, approves and consents to the transactions contemplated herein.

7.                                      Company’s Covenants, Representations and Warranties.  In consideration of STI entering into this Agreement and as an inducement to such party to transfer and convey the Property to the Company, the Company makes the following representations and warranties, each of which is material and is being relied upon by STI (the continued truth and accuracy of which shall constitute a condition precedent to STI’s obligations hereunder):

(a)                                 Authority.  The Company has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by the Company is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.  This Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)                                 Condition of Property.  The Company shall rely solely upon its own investigation concerning its intended use of the Property, the Property’s fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations.  The Company further acknowledges STI’s cooperation with the Company in connection with the Company’s due diligence review of the Property and any related documents shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Property, or with respect to the accuracy, completeness, or relevancy of any such documents, except as expressly set forth herein.

(c)                                  Proceedings.  Except as otherwise previously disclosed to the Company in writing, STI has not received written notice of any actions, suits proceedings or governmental investigations pending or threatened against or affecting the Property or the transactions contemplated hereby;

(d)                                 Skyworks.  As of the date hereof, neither the Company nor any of Hammond, Fenzi nor Lingren is aware that Skyworks intends to terminate or effectively abandon the Skyworks Agreement or the project contemplated thereby.

(e)                                  Third Party Consents.  No consents or waivers of or by any third party are necessary to permit the consummation by the Company of the transactions contemplated pursuant to this Agreement.

8.                                      Reservation of Irrevocable License for Use of Intellectual Property and Software.  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that STI hereby reserves a perpetual, irrevocable, non-exclusive, royalty-free, worldwide, assignable, sublicensable license in and to the Intellectual Property and Software (the “STI License”) under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein to make, use, sell, offer for sale, import, copy, modify, create derivative works based upon, distribute, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such rights, for STI’s current business and products that are not competitive to the Company’s business as currently contemplated (but specifically excluding any new products for the wireless business).  For purposes of clarification, the parties acknowledge and agree that the forgoing STI License does not include any rights to use the Intellectual Property or Software for any RF acoustic wave filter technology applications; provided, such applications shall remain the exclusive domain of the Company for so long as the Company owns the Intellectual Property and Software.  The Company shall reasonably take all requested actions and execute all requested documents (including entry into any licenses or assignments) at the Company’s expense (but without further remuneration) to assist STI in validating, maintaining, protecting, enforcing, and perfecting the STI License.  If STI is unable for any reason to secure written consent from the Company on any document for this purpose, then the Company irrevocably designates and appoints STI and its duly authorized officers and agents as the Company’s agent and attorney-in-fact, to act for and in the Company’s behalf and stead to execute any reasonably necessary documents and to do all other lawfully permitted acts in connection with the foregoing.

9.                                      License for Use of Licensed Property.  STI hereby grants the Company a revocable non-exclusive license to use that certain portion of STI’s office space, workbenches and equipment (collectively, the “Licensed Property”) located in Santa Barbara, California, as is reasonably necessary for the Company to conduct its day-to-day business activities for a term beginning on July 6, 2012 and ending thirty days following the date of the closing of the Qualified Equity Financing (as defined in the Operating Agreement).  The grant of license under this Section 9 is hereby made on a royalty-free basis; provided, however, that such grant of license shall not interfere with STI’s business activities nor require STI to continue or renew the grant of license beyond the term stated herein; provided, further, that the grant of license hereunder shall be at the sole and exclusive risk of the Company, that STI shall have no liability for any loss of or damage to person or property of any user or any person or entity claiming through any use of the Licensed Property and that the Company waives any and all claims against STI for loss or damage to person or property arising out of the use of the Licensed Property.

10.                               Third Party Consent.  STI shall have no obligation to obtain the consent or waiver of or by any third party as may be necessary to permit the consummation of the transactions contemplated pursuant to this Agreement, and STI is not currently aware of any such third party consent requirements.  If STI is unable to obtain such third party consent or waiver as of the date hereof and STI reasonably determines that in the absence of such third party consent or waiver, STI and/or its affiliates would incur any liability or breach any agreement, then this Agreement shall not constitute a transfer or assignment of the affected Property, and STI shall have no obligation to contribute to the Company the affected Property.

11.                               Notices.  All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, three (3) business days after the date of posting by the United States post office, or (c) if given by facsimile, when sent.  Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

To STI:                                                                                                                                                                              Superconductor Technologies Inc.
9101 Wall Street, Suite 1300
Austin, TX 78754
Attn: Jeff Quiram, Chief Executive Office
Facsimile No.:  (805) 967-0342

To Company:                                                                                                                                            460 Ward Drive

Santa Barbara, CA 93111
Attn.: Board of Managers
Facsimile No.:  (805) 967-0342

Notice of change of address shall be given by written notice in the manner detailed in this Section 9.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

12.                               Legal Fees.  In the event of the bringing of any action or suit by a party hereby against another party hereunder arising out of this Agreement or the transaction described herein, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys’ fees.

13.                               Miscellaneous.  Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgement, verification and/or affidavit, if required) any further documents and instruments at their own expense, including, without limitation, patent assignments and related customary filings with the United States Patent and Trademark Office, as may be reasonably necessary or desirable to implement and/or accomplish the transactions contemplated herein.  This Agreement contains and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and this Agreement may not be modified, amended or otherwise changed in any manner without the prior written consent of all parties hereto.  The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California.  All exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“STI”	Superconductor Technologies Inc., a Delaware corporation

	By:	/s/ Jeff Quiram
Jeff Quiram
Its: Chief Executive Officer

“Company”	Resonant LLC, a California limited liability company

	By:	/s/ Jeff Quiram
Jeff Quiram
Its: Manager

	By:	/s/ Robert B. Hammond
Robert B. Hammond, Ph.D.
Its: Manager

	By:	/s/ Terry Lingren
Terry Lingren
Its: Manager

Execution Copy

EXHIBIT A

DESCRIPTION OF PROPERTY

Proposed Resonant Issued US Patents

Patent No	Short Title	Title	Category	1st Inventor	Country	Status

8,063,714	FIN2 CONT 2	Low-Loss Tunable Filter Radio Frequency Filter	SAW	Tsuzuki	US	issued

7,924,114	Optimized Res Order for BRF	Electrical Filters with Improved Intermodulation Distortion	SAW	Tsuzuki	US	issued

7,863,999	FIN2 CONT	Low-Loss Tunable Filter Radio Frequency Filter	SAW	Tsuzuki	US	issued

7,719,382	FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	SAW	Tsuzuki	US	issued

7,639,101	FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	SAW	Tsuzuki	US	issued

7,071,797	Large 1st Resonator	Method and Apparatus for Minimizing Intermodulation With an Asymmetric Resonator	SAW	Ye	US	issued

6,788,175	MEMS Anchors	Anchors for Micro-Electro-Mechanical Systems (MEMS) Devices	SAW	Prophet	US	issued

6,700,459	Dual Mode Resonator	Dual-Mode Bandpass Filter with Direct Capacitive Couplings and Far-field Suppression Structures	SAW	Raihn	US	issued

6,662,029	Eden Tunable Filter 2	High Temperature Superconducting Tunable Filter with an Adjustable Capacitance Gap	SAW	Eden	US	issued
6,633,208	Large 1st Resonator	Filter with Improved Intermodulation Distortion Characteristics and Method of Making the Improved Filter	SAW	Salkola	US	issued
6,026,311	SISO	High Temperature Superconducting Structures and Methods for High Q, Reduced Intermodulation Resonators and Filters	SAW	Willemsen	US	issued

5,618,777	Lumped Element Filter	High Temperature Superconductor Lumped Elements and Circuit Therefrom	SAW	Hey-Shipton	US	issued

5,616,539	Lumped Element Filter	High Temperature Superconductor Lumped Element Band-Reject Filters	SAW	Hey-Shipton	US	issued

5,488,382	LNA	Low Noise Amplifier	SAW	Fenzi	US	issued

STI and Resonant Propriety

3/19/2014

Proposed Resonant US Pending

Short Title	Title	1st Inventor	Filing Date	Serial No	Country	Status	Category

FIN2 CONT 3	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	10/26/2011	13/282,289	US	pending	SAW

Mixed Res Filter	Mixed Resonator Monolithic Band-Pass Filter with Enhanced Rejection	Raihn	4/25/2011	13/093,539	US	published	SAW

Proposed Resonant Foreign Pending

Short Title	Title	1st Inventor	Filing Date	Serial No	Country	Status	Category

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	5/19/2008	200680043126.0	CN	published	SAW

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	5/13/2008	06848738.8	EP	published	SAW

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	3/3/2009	09100919.9	HK	published	SAW

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	5/13/2008	2008-541492	JP	published	SAW

FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	12/28/2009	PCT/US08/68677	CN	published	SAW

FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	12/16/2009	08781133.7	EP	published	SAW

FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	12/21/2009	2010-515202	JP	published	SAW

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	5/16/2008	1993/KOLNP/2008	IN	pending	SAW

FIN Reconfigurable Filter	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	5/16/2008	10-2008-7011853	KS	pending	SAW

FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	12/21/2009	4421/KOLNP/2009	IN	pending	SAW

FIN2 (FIN1 CIP)	Low-Loss Tunable Filter Radio Frequency Filter	Tsuzuki	1/26/2010	10-2010-7001819	KS	pending	SAW

Schedule B - Equipment and Software

	Fair Market Price for each, refurbished with warranty	Qty	Total cost estimate “as is”	Description	OEM SN	STI asset #	Location	Comments
Software Licences
	0	1	-	*ADS core Floating single site	498468		license file server	W2200BP
	0	1	-	*ADS with Momentum Circuit Designer	498465		license file server	E8919L
	0	1	-	*ADS with Momentum Circuit Designer	498466		license file server	E8919L
	0	1	-	*ADS Momentum Optimization	498467		license file server	E8925L
	0	1	-	*MatLab	78701		Individual
	0	1	-	*MatLab	190445		Individual
	0	1	-	*MatLab	349268		Individual
	0	1	-	*MatLab	360230		Individual
	0	1	-	*EM by Sonnet (3 seats)			Sonnet-7 computer
	0	1	-	Nodal				STI written software circa 2000

Computer hardware
	$1,000	1	$500	Bob Hammond laptop
	$500	1	$250	Neal Fenzi Laptop
							computer room	Sonnet (lic server), MatLab-7, Limerick, Chunky, Sonnet-7,
	$300	8	$1,200	old workstation computers			(skylight room)	Kraihn-7-64, Mac Pro vista, Mac Pro 64
	$50	5	$125	~10 yr old computers			clean room	for FEMSAW

RF Equipment
market price from ebay buy it now (reference)					OEM model number
5,000	$5,000	1	$2,500	Freq source	E4421B; 1E5, UNB	241	Cleanroom
40,000	$40,000	1	$20,000	Spectrum ana	8564EC; 001, 005, 006, 008	253	Cleanroom
	$2,000	1	$1,000	Temp test oven	Blue M	519	warehouse
4,000	$4,000	1	$2,000	Power Meters , Sensors, & Cables	4418B	319	cleanroom
1,000	$1,000	2	$1,000	Power sensor and cable	E9301A	338, 414	cleanroom

200	$200	1	$100	temperature controlled stage for thermal testing			Cleanroom
800	$800	1	$400	Cal Kit for VNA	HP Type N	372	warehouse
900	$900	1	$450	Cal Kit for VNA	3.5mm cal kit	none	screen room
5,000	$5,000	1	$2,500	Freq source	E4425B; UNB	407	Cleanroom
	$15,000	1	$7,500	probe station & probes (with vac pump)	Mech-El 907 & probes	446	Cleanroom
	$4,000	1	$2,000	Wire bonder	Hybond 572-40	448	warehouse
13,000	$-	-	$-	Network ana	8753ES; 006, 010, 1D5	404	Cleanroom	replace with PNA (does not go with Resonant)
37,000	$37,000	1	$18,500	9GHz PNA	Agilent N3383A		warehouse	wider freq range, network and USB capable
	$5,000	1	$2,500	microscope		1321	Cleanroom	from cryocable assy (Victor says ok)
	$500	2	$1,000	DC power supply	722010 Teama
	$50	2	$100	dry boxes
	$100	4	$400	Lab benches, chairs
9,000	$-	-	$-	High power Microscope			class 100 clean room	Needed for HTS filter production (does not go with Resonant)
	$50	4	$100	amplifiers		419,421,415,460	Cleanroom
			$100	misc equipment (cables, connectors and components) stored in RF Screen room to be dispositioned, either transferred to Resonant or discarded

			$64,225	TOTAL

			Notes:
				* Software licenses are not sellable so have no cash value, but can be transferred to a spin-out.

				STI Filter Production is ok after letting the ADS and EM software licenses go with Resonant; but this means STI will not have the software to design new HTS filters.